UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TARRANT APPAREL GROUP
             (Exact Name of Registrant as Specified in Its Charter)


          CALIFORNIA                                             95-4181026
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

             3151 EAST WASHINGTON BOULEVARD
                  LOS ANGELES, CALIFORNIA                           90023
         (Address of Principal Executive Offices)                (Zip Code)

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                      TARRANT APPAREL GROUP AND BARRY AVED
                            (Full Title of the Plans)

                                  PATRICK CHOW
                             CHIEF FINANCIAL OFFICER
                              TARRANT APPAREL GROUP
                         3151 EAST WASHINGTON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90023
                     (Name and Address of Agent for Service)

                                 (323) 780-8250
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                    Proposed
                                                    Maximum
                                       Offering     Aggregate      Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
To Be Registered       Registered (1)  Share (2)    Price (2)         Fee
-------------------    -------------   ---------   -----------   -------------

Common Stock.......      400,000        $3.939     $1,575,600        $200

================================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-26006);

         (b) The Registrant's Current Reports on Form 8-K as filed on January 27, 2004 (File No. 000-26006);

         (c) The Registrant's Current Reports on Form 8-K as filed on March 22, 2004 (File No. 000-26006); and

         (d) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A as filed on May 4, 1995 (File No. 000-26006), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the


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


corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

            Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

            Article Seven of the Restated Articles of Incorporation of the Registrant provides as follows:

                  SEVEN: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            Article Eight of the Restated Articles of Incorporation of the Registrant provides as follows:

                  EIGHT:   This  corporation  is  authorized  to  indemnify  the
                  directors and officers of this corporation to the fullest extent permissible under California law.

            Section 5.05 of the Bylaws of the Registrant provides as follows:

                  Section 5.05.  Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of the final disposition; provided, however, that, if California Law requires the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this Section 5.05 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  (b) Right of Claimant to Bring Suit. If a claim for indemnity under paragraph (a) of this Section is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a
                  Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the


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


                  corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The rights conferred in this Section shall not be exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Restated Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Restated Articles of Incorporation of the corporation.

                  (d) Insurance. In furtherance and not in limitation of the powers conferred by statute:

                       (1) the corporation  may purchase and maintain  insurance
                       on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under California Law.

                       (2) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  (e) Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  (f) Amendment by Shareholders. Any action by the shareholders with respect to any amendment to or the elimination of all or any part of this Article V, Section 5.05, shall require approval by the holders of 66-2/3% of the outstanding shares of the corporation.

            The Registrant has entered into indemnification agreements with certain of its directors and executive officers which require the Registrant to indemnify such persons to the fullest extent permitted by applicable law.

            The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

ITEM 7:  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8:  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995).

         3.1.1 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         3.1.2 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         3.1.3 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2003).

         3.2 Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995).

         4.1 Specimen of Registrant's Common Stock Certificate (incorporated by Reference to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 1995).

         4.2 Certificate of Determination of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Registrant's Amendment to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 12, 2003).

         4.3 Rights Agreement, dated as of November 21, 2003, by and between the Company and Computershare Trust Company, as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2003).

         4.4 Non-Qualified Stock Option Agreement dated December 4, 2003 between the Registrant and Barry Aved.

         5.1     Opinion of Stubbs Alderton & Markiles, LLP.

         23.1    Consent of Grant Thornton, LLP.

         23.2    Consent of Ernst & Young LLP.

         23.3    Consent  of Stubbs  Alderton  &  Markiles,  LLP   (included  in
                 Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9:  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


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


                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 9th day of April, 2004.

                                  TARRANT APPAREL GROUP
                                  (Registrant)

                                  By:   /S/ PATRICK CHOW
                                        ---------------------------------
                                        Patrick Chow
                                        Chief Financial Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Gerard Guez and Patrick Chow as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                          TITLE                        DATE
       ---------                          -----                        ----

     /S/ GERARD GUEZ           Chief Executive Officer and         April 9, 2004
-------------------------      Chairman of the Board of
Gerard Guez                    Directors


     /S/ TODD KAY              President and Vice Chairman         April 9, 2004
-------------------------      of the Board of Directors
Todd Kay


     /S/ PATRICK CHOW          Chief Financial Officer,            April 9, 2004
-------------------------      Treasurer and Director
Patrick Chow


     /S/ LARRY RUSS            Director                            April 9, 2004
-------------------------
Larry Russ


     /S/ STEPHANE FAROUZE      Director                            April 9, 2004
-------------------------
Stephane Farouze


     /S/ MITCHELL SIMBAL       Director                            April 9, 2004
-------------------------
Mitchell Simbal


     /S/ BARRY AVED            Director                            April 9, 2004
-------------------------
Barry Aved


     /S/ JOSEPH MIZRACHI       Director                            April 9, 2004
-------------------------
Joseph Mizrachi


     /S/ MILTON KOFFMAN        Director                            April 9, 2004
-------------------------
Milton Koffman


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


                                  EXHIBIT INDEX


      EXHIBIT NO.                       EXHIBIT DESCRIPTION
      -----------        -------------------------------------------------------

         3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995).

         3.1.1 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the
                         Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         3.1.2 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the
                         Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         3.1.3 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10,
                         2003).

         3.2 Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995).

         4.1 Specimen of Registrant's Common Stock Certificate (incorporated by Reference to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 1995).

         4.2 Certificate of Determination of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Registrant's Amendment to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 12,
                         2003).

         4.3 Rights Agreement, dated as of November 21, 2003, by and between the Company and Computershare Trust Company, as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21
                         2003).

         4.4 Non-Qualified Stock Option Agreement dated December 4, 2003 between the Registrant and Barry Aved.

         5.1             Opinion of Stubbs Alderton & Markiles, LLP.

         23.1            Consent of Grant Thornton, LLP.

         23.2            Consent of Ernst & Young LLP.

         23.3            Consent of Stubbs Alderton & Markiles, LLP (included in
                         Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


                                        8